ESCROW AGREEMENT


         AGREEMENT made this ____ day of __________, 2003, by and among Mac Filmworks, Inc., a Delaware corporation, with its mailing address at 9464 Mansfield Road, Suite A-1, Shreveport, Louisiana 71118 (the "Corporation"), One Financial Services, Ltd., a corporation with its principal offices at 6371 Richmond Ave., Suite 212, Houston, Texas 77057 (the "Placement Agent") and __________________ with offices at _______________________________________
(the "Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, the Escrow Agent has been advised that the Corporation is organized under the laws of the State of Delaware; and

         WHEREAS, the Escrow Agent has been advised that the Corporation is authorized to issue 50,000,000 shares of common stock, $.001 par value (the "Common Stock") and 10,000,000 shares of preferred stock, $.001 par value; and

         WHEREAS, the Escrow Agent has been advised that the Corporation has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form SB-2 (the "Registration Statement") pursuant to the General Rules and Regulations under the Securities Act of 1933, as amended (the "Act"), covering a proposed public offering (the "Offering") of 250,000 Units (the "Units") at an offering price of $1.00 per Unit; and

            WHEREAS, the Escrow Agent has been advised that the Placement Agent proposes to offer the Units, as agent for the Corporation, for sale to the public on a best efforts minimum/maximum basis with a minimum offering of 100,000 Units or $100,000, and a maximum offering of 250,000 units or $250,000; and

         WHEREAS, in compliance with Rule 240.l5c2-4 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, the Corporation and the Placement Agent proposes to establish an escrow account with the Escrow Agent; and

         WHEREAS, the Escrow Agent is willing to establish an escrow account on the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereby agree as follows:

         1. Establishment of Escrow Account. The parties hereto shall establish, and by execution of this Agreement hereby agree to establish, a non-interest-bearing escrow account with a designated branch of the Escrow Agent, which escrow account shall be entitled "__________________ as Escrow Agent for Mac Filmworks, Inc." (the "Escrow Account"). The Corporation shall notify the Escrow Agent in writing of the Effective Date as defined by Statute within 15 days of notification by the Securities and Exchange Commission.

         2.   Deposits into the Escrow Account.

                  (a) The gross proceeds from the sale of the Units up to a total of $100,000 will be deposited in the escrow account (the "Fund") by the Placement Agent, co-underwriters and selling group members with you as Escrow Agent on the terms and conditions hereinafter set forth.

                  (b) Purchasers of the Units will be instructed to remit the purchase price in the form or checks (which checks must be certified if remitted during the last five business days of the offering period), drafts or other instruments for the payment of money, payable only to the order of your bank; however, in the event the said checks, drafts or other instruments are made payable to the Placement Agent or selling group member, they may be endorsed by the named payee to the order of the escrow account. (It should be noted that only non-affiliated $25,000 net capital broker/dealers may endorse checks to your order, although you are under no duty or obligation to investigate same). Such payments will be remitted directly to you by the Placement Agent, co-underwriter, or selling group member (to an Account Representative at the Branch designated in writing by the Escrow agent for deposit into the Escrow Account), and each days receipts will be remitted by the Placement Agent, co-underwriter or selling group member, as the case may be, to you before 12:00 noon, of the next business day following receipt, together with a list of, or copies of; the confirmations showing the amount of Units and the names and addresses of any of the persons subscribing for the offered Units. In this regard, the Escrow Agent shall have the right to rely fully on the confirmation slips or other writing so furnished to it by the Placement Agent, co-underwriters and selling group members. The Escrow Agent has not the obligation but may refuse to accept deposits not accompanied by confirmation slips. And cash received by the Placement Agent, co-underwriter or selling group member on account of the purchase price of such Unit will be likewise remitted directly to you before 12:00 noon of the next business day following receipt.

                  (c) The aforesaid checks, drafts, etc., are to be collected by you, but only if properly endorsed or otherwise in such form as shall permit the immediate collection by you, and the proceeds thereof, together with all cash delivered to you hereunder, are to be held in escrow until the total amount of such cash and proceeds reaches the sum of at least $100,000 in cleared funds (which represents the proceeds from the sale of at least 100,000 Units).

         3.   Disbursements-from-the-Escrow Agent.

                  (a) In the event that the Escrow Agent does not receive a minimum of $100,000 (the "Minimum") (which represents the proceeds from the sale of 100,000 Units) in cleared funds from the Placement Agent or members of the selling group for deposit in the Escrow Account within 90 days from the Effective Date (which period may be extended for an additional 90 days by mutual consent of the Corporation and the Placement Agent with written notice given to the Escrow Agent within 15 days of the mutual consent), upon the furnishing of written notice thereof to the Escrow Agent jointly signed by the Corporation and the Placement Agent), the Escrow Agent shall refund to each prospective purchaser the amount actually received from such purchaser, without interest thereon or deduction therefrom, and the Escrow agent shall notify the Placement Agent and the Corporation of its distribution of the Fund. Such 90 days (180 days if extended) shall be extended for a period of up to ten business days for bank collection purposes only.

                  (b) In the event that the Escrow Agent receives the Minimum for deposit in the Escrow Account within 90 days from the Effective Date (which period may be extended for an additional 90 days pursuant to (a) above), the Escrow Agent shall notify the Corporation of such fact in writing within a reasonable time. The Escrow Agent shall hold such monies in escrow, until given instructions in writing by the Corporation and the Placement Agent as to the deposition of the Fund and such other document as may be necessary in the opinion of the Escrow Agent.

                  (c) In the event that the Corporation and the Placement Agent mutually agree to terminate the offering prior to 90 days from the Effective Date (which period may be extended for an additional 90 days pursuant to (a) above) upon the furnishing of written notice thereof to the Escrow Agent jointly signed by the Corporation and the Placement Agent, the Escrow Agent shall refund to each prospective purchaser the amount actually received from such purchaser, without interest thereon or deduction therefrom, and the Escrow Agent shall notify the Placement Agent and the Corporation of its distribution of the Fund. In no event shall the Escrow Agent refund any amount to any prospective purchaser until such amount is, to the Escrow Agents satisfaction, available in cleared funds.

                  (d) Upon the disbursement of the Fund pursuant to either (a),
(b) or (c) above, the Escrow Agent will be under no further responsibility with respect to this Agreement. In this regard it expressly is agreed and understood that in no event shall the aggregate amount of payments made by the Escrow agent exceed the amount of the Fund.

         4.  Rights, Duties and Responsibilities of Escrow Agent

         It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature. It is further agreed that:

                  (a) The Escrow Agent shall not be required to enforce any of the terms or conditions of the underwriting agreement or any other agreement between the Placement Agent and the Corporation, nor shall the Escrow Agent be responsible for the performance by the Placement Agent or the Corporation of their respective obligations under this agreement;

                  (b) The Escrow Agent shall not be required to accept from the Placement Agent or members of the selling group any confirmation slips or other writings issued to prospective purchasers hereunder unless the same are accompanied by cash, checks, drafts or other instruments for the payment of money, nor shall the Escrow Agent be required to keep records of any information on checks, drafts or other Instruments received or collected by the Escrow Agent from the Placement Agent or members of the selling group except as to the amount of same; however, the Escrow Agent shall notify the Placement Agent within a reasonable time, by wire or otherwise, of any discrepancy between the amount set forth on any such confirmation slip or other writing and the sum, or sums, delivered to the Escrow Agent therewith. The Escrow Agent may at its own discretion refuse to accept any deposits lacking required documentation or containing discrepancies;

                  (c) The Escrow Agent shall be under no duty or responsibility to enforce collection of any check, draft or other instrument for the payment of money delivered to it hereunder, but the Escrow Agent, within a reasonable time, shall return to the Placement Agent any check, draft or other instrument received which is dishonored, together with the confirmation slip or other writing, if any, which accompanied such check, draft or other instrument;

                  (d) The Escrow Agent shall have the right to act in reliance upon any document, instrument or signature believed by it to be genuine and to assume that any person purporting to give any notice or instructions in accordance with the Agreement or in connection with any transaction to which this Agreement relates has been duly authorized to do so. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions. The individual who sign below personally acknowledge that they are authorized to sign on behalf of their respective entities, that they have submitted to the Escrow Agent a confirmation of their signature duly guaranteed and the Escrow Agent need only recognize those signatures on notices or demands;

                  (e) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Fund which; in its sole opinion, are in conflict with either other instructions received by it or any provisions of this Agreement, it shall be entitled to hold the Fund, or a portion thereof, in the Escrow Account pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its option, may deposit the fund in the registry of a court of competent jurisdiction in a proceeding to which all parties in interest are joined;

                  (f) The Escrow Agent shall not be liable for any action taken or omitted hereunder except in the case of its willful misconduct, nor shall it be liable for the default or misconduct of any employee, agent or attorney appointed by it. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel; and

                  (g) The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Fund or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Fund or any part thereof.

         5. Amendment: Resignation. The Agreement and/or the terms of the Offering day be altered or amended only with the written consent of the Corporation, the Placement Agent and the Escrow Agent. Should the Corporation and/or the Placement Agent attempt to change the Agreement and/or the terms of the Offering in a manner which, in the Escrow Agents sole opinion, is undesirable, the Escrow Agent may resign as Escrow Agent upon 10 days' written notice to the Corporation and the Placement Agent; otherwise, it may resign as Escrow Agent at any time upon 30 days' written notice to the Corporation and the Placement Agent. In the case of the Escrow Agent's resignation its only duty shall be to hold and dispose of the Fund in accordance with the original provisions of this Agreement until a successor Escrow Agent shall be appointed and written notice of the name and address of such successor Escrow Agent shall be given to the Escrow Agent by the Corporation and the Placement Agent, whereupon the Escrow Agent's only duty shall be to pay over to the successor Escrow Agent the Fund, less any portion thereof previously paid out in accordance with the Agreement.

         6. Warranties. The Corporation and the Placement Agent warrant to and agree with the Escrow Agent that, unless otherwise expressly set forth in this
Agreement:

                  (a) No party other than the parties hereto and the prospective purchasers have, or shall have, any lien, claim or security interest in the Fund or any part thereof;

                  (b) The Registration Statement was declared effective by the SEC on ________________; and

                  (c) No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specially or generally) the Fund or any part thereof,

         7. Fees and Expenses. The Escrow Agent shall be entitled to a fee of $____________, which shall be due and payable upon Execution of this Agreement and such additional fees are outlined on the attached Exhibit I: which Exhibit is incorporated by reference herein. The Escrow Agent shall also be reimbursed by the Corporation and the Placement Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees.

         8.  Indemnification and Contribution.

                  (a) The Corporation and the Placement Agent (collectively referred to as the "Indemnitors") jointly and severally agree to indemnify the Escrow Agent and its officers, agents; directors and stockholders, jointly and severally (the "Indemnitees") against, and hold them harmless of and from any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees, arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, whether or not any such action, claim or proceeding as the result of the negligence of the Indemnitees. If any person shall assert any claim (whether or not by the institution of any action, suit or other proceeding) against any of the Indemnitees arising out of the Agreement or any transaction to which this Agreement relates whether or not such claim ultimately is established, the Indemnitors shall pay all costs and expenses of the defense of such claim including, without limitation, reasonable counsel fees. There shall be included in the loss, liability, cost damage and expense against which the Indemnitees are indemnified hereunder all sums which any of the Indemnitees may pay in settlement of any such claim.

                  (b) If the indemnification provided for in this Section 8 is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay (or to reimburse the Indemnitees for) the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of: any action, claim or proceeding arising out of or relating in any way to any acts or omissions of the Indemnitors.

                  (c) Any Indemnitee which proposes to assert the right to be indemnified under this Section 8, promptly after receipt of notice of commencement of any action, suit or proceeding against such Indemnitee in respect of which a claim is to be made against the Indemnitors under this
Section 8, shall notify the Indemnitors of the commencement to such action, suit or proceeding, enclosing a copy of all papers served, but the omission as to notify the Indemnitors of any such action, suit or proceeding shall not relieve the Indemnitors from any liability which they may have to any Indemnitee otherwise than under this Section 8. In case any such action, suit or proceeding shall be brought against any Indemnitee and it shall notify the Indemnitors of the commencement thereof, the Indemnitors shall be entitled to participate in and, to the extent that they shall wish, to assume the defense thereof: with counsel satisfactory to such Indemnitee, and after notice from the Indemnitors to such Indemnitee of their election so to assume the defense thereof the Indemnitors shall not be liable to such Indemnitee for any legal or other expenses, other than reasonable costs of investigation subsequently incurred by such Indemnitee in connection with the defense thereof. The Indemnitee shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the employment of counsel by such Indemnnitee has been authorized by the Indemnitors, (ii) the Indemnitee shall have concluded reasonably that there may be a conflict of interest among the Indemnitors and the Indemnitee in the conduct of the defense of such action (in which case the Indemnitors shall not have the right to direct the defense of such action on behalf of the Indemnitee) or (all) the indemnitors in fact shall not have employed counsel to assume the defense of such action, fn each of which cases the fees and expenses of counsel shall be borne by the indemnitors.

         9. Rule I5c2-4. We are required to bring your attention to Rule 15c2-4 (the "Rule" promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, and to obtain your confirmation that the escrowed funds will be invested only in investments permissible under the Rule. The Rule is applicable to all escrow agreements similar to this Agreement, and, generally speaking, provides in substance that you, as escrow agent hereunder, may only invest the escrowed funds in investments permitted by the Rule. Permitted investments have been interpreted to mead either ii) short-term certificates of deposit issued by a bank, or (ii) short-term securities issued or guaranteed by the United States Government. If you should, in fact, make any investment of the escrowed funds, any such investment must be made in recognition of the Rule's requirement that the escrowed funds must be capable of being transmitted promptly to the Issuer or the persons subscribing for the offered Units once the contingencies described in the preceding paragraphs of this agreement have or have not occurred. The maturity date of a permitted investment should not extend beyond the "anticipated contingency occurrence date" unless the instrument concerned can be readily sold or otherwise disposed of for cash by the time the contingency occurs, without any dissipation of the funds invested. The following securities are not permissible investments: money market funds; corporate equity or debt Securities; repurchase agreements; bankers acceptances; commercial paper; and municipal securities. You should also be aware of the fact that the statutory definition of a bank does not include a savings and loan association.

         10. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assign; provided, however, that any assignment or transfer by any party of its rights under this agreement or with respect to the Fund shall be void against the Escrow Agent unless:

                  (a) written notice thereof shall be given to the Escrow Agent, and

                  (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

         11. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, and addressed to the Corporation at 9464 Mansfield Road, Suite A-1, Shreveport, Louisiana 71118, copy to Mark Matthes, Brewer & Pritchard, P.C., Three Riverway, Suite 1800, Houston, Texas 77056; the Placement Agent at 6371 Richmond Ave., Suite 212, Houston, Texas 77057; copy to Robert L. Sonfield, Jr., Esq., Sonfield a Sonfield, 770 South Post Oak Lane, Houston, Texas 77056; and the Escrow Agent at _______________________________________.

         12. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

         13. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

         14. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

         15. Captions. All captions are for convenience only and shall not limit or define the text hereof.

         16. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreement and understandings (written or oral) of the parties in connection herewith.


         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day first above written;


                                        MAC FILMWORKS, INC.


                                         By:________________________________
                                            Jim McCullough, Sr., President & CEO

                                        ONE FINANCIAL SECURITIES, LTD.


                                        By:_______________________________
                                            Leland Dykes, President


                                     ---------------------------------------
                                       AS ESCROW AGENT


                                      By:_______________________________
                                      Name:_____________________________
                                     Title:______________________________

                                    EXHIBIT I



                       CORPORATE TRUST ESCROW SERVICE FEES
                            (Public Stock Offerings)


                  Distribution of Fund: $5.00 per distribution Subscriptions in excess of 50: $2.50 per subscription

                  Returned Deposit: $5.00 per returned item

All others: Negotiated on basis of service requirements.

Fees are due and payable by the underwriter upon closing or distribution of the funds.

EAB reserves the right to require additional indemnification and/or guarantees when it deems appropriate.




*  OPTIONAL Formal Closing at $250.00